Exhibit 99.1

Charles M. Shaffer

Executive Vice President

Chief Financial Officer

(772) 221-7003

Chuck.Shaffer@seacoastbank.com

SEACOAST ANNOUNCES IMPACT FROM TAX CUTS AND JOBS ACT OF 2017

2018 Effective Tax Rate Expected to Decline From Approximately 35.1% to 23.1%

Company to Record Gain on Sale of Visa Class B Common Stock

STUART, Fla., January 10, 2018 /GLOBENEWSWIRE/ -- Seacoast Banking Corporation of Florida (“Seacoast” or “the Company”) (NASDAQ: SBCF) today reported the expected impact from the Tax Cuts and Jobs Act of 2017 enacted on December 22, 2017. The legislation is expected to result in a write down of approximately $8.0 million to $9.0 million of the Company’s net deferred tax asset in the fourth quarter of 2017. No significant impact to the Company’s regulatory capital ratios is expected. Seacoast expects its effective tax rate to decline from approximately 35.1% to 23.1% beginning January 1, 2018, an anticipated 18% benefit to earnings per share.

Dennis S. Hudson, III, Seacoast’s Chairman and CEO, said “We expect the Tax Cuts and Jobs Act of 2017 will fuel long-term growth in Florida and Seacoast intends to capitalize on this tremendous opportunity. The additional financial resources provided by the tax cut enable Seacoast to make appropriate additional investments to further accelerate our earnings momentum toward our Vision 2020 growth objectives and, we believe, ultimately create further value for our customers, employees and shareholders.”

Separately, Seacoast announced that it expects to record a $15.2 million gain on sale of 200,000 shares of Visa Class B common stock in the fourth quarter of 2017. The Company acquired the shares from the Federal Deposit Insurance Corporation during the first quarter of 2017. Seacoast continues to hold 11,300 shares of Visa Class B common stock. The sale of the shares provides $21 million in cash to the holding company.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $5.3 billion in assets and $4.1 billion in deposits as of September 30, 2017. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 51 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning and protections of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about expected impacts of changes to U.S. tax law, including expectations regarding net deferred tax assets and earnings per share, future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; the risk that Seacoast may not be able to realize the value of deferred tax assets; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2016, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

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